UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported:  October 25, 2003
                                                  ----------------

                                 MOLIRIS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Florida                 0-50178                 06-1655695
--------------------------------------------------------------------------------
   (State or other            (Commission             (IRS Employer
   jurisdiction of            File Number)         Identification No.)
    incorporation)


        120 South Main Street, Fort Worth, Texas                76104
--------------------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

Registrant's Telephone Number, including area code: (817) 335-5900
                                                    --------------

                    f/n/a Underwater Maintenance Corporation
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                     270 NW 3rd Court, Boca Raton, FL 33432
--------------------------------------------------------------------------------
                                (Former Address)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         (a) The persons acquiring control of the registrant are Lindsey Vinson, acquiring 1,250,000 shares of voting common stock, Clyde Parks, acquiring
2,500,000 shares of voting common stock, and Troy Vinson, acquiring 1,250,000 shares of voting common stock.

         The stock transfers, both occurring on October 28, 2003, were issued on the basis of two separate transactions. The first transaction was a transfer of 3,000,000 shares from the former President, Brett L. DeWees, for a total consideration of $225,000, paid by a down payment of $40,000 and a promissory note for $185,000, providing for three quarterly payments of $20,000 each, with a final balloon payment of $125,000. The second transaction was a transfer of 4,000,000 shares by Moliris Corp. in consideration of the purchase of various assets owned by HH Corrugated, Inc.

         Subsequent to the above listed transactions, the persons as identified above collectively own 5,000,000 shares of common voting stock which represents 61.46% of the outstanding stock of Moliris Corp.

         (b) There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         (a) The registrant has acquired certain assets pursuant to the execution of an Asset Purchase Agreement, dated October 29, 2003, executed between Moliris Corp. and HH Corrugated, Inc. a Texas corporation.

         The assets acquired consisted entirely of tangible personal property, including, without being limited thereto, printer slotters, die cutters, stitchers, tucks, a bandsaw, a fax machine, several computers, a motor home, compressors, fans, forklifts, and miscellaneous other items. The amount of consideration paid consisted of Four Million (4,000,000) shares of the common stock of Moliris Corp., issued as restricted shares. This purchase price was a negotiated amount between the parties and was based upon the principle that the transaction was arm's length and the price paid was considered, on an arbitrary basis, as fair market value for the purchased assets, there being no market price for the stock of either the seller or the buyer.

         As stated above, the assets purchased by Moliris Corp. were from HH Corrugated (HH), a Texas corporation. HH is subsidiary of Sterling Equity Corp., (Sterling), a Texas corporation, which owns Seventy-Five Percent (75%) of HH. Lindsey Vinson is the President and a director of Moliris Corp. (registrant) and he is the President and a director of Sterling.

         (b) As noted above, the assets purchased by Moliris Corp. are tangible personal property items. The nature of the business in which the assets were used by HH is the manufacture of specialized short-run corrugated containers. Moliris Corp. will continue to use the assets for the purpose as they were used by HH.

ITEM 7. FINANCIAL STATEMENTS

         Audited Financial  Statements of HH Corrugated,  Inc., as identified in
ITEM 1., for the periods as specified in Section 210-3.05(b) of Regulation S-X are included herein. In addition, unaudited financial statements of HH Corrugated, Inc. for the nine months ended September 30, 2003 and 2002 are included herein.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MOLIRIS CORP.


Date: December 3, 2003                  By: /s/ Lindsey Vinson
      ----------------                      ----------------------------------
                                            Lindsey Vinson
                                            President

Filed herewith are our following audited financial statements:

                                                                        Page No.
                                                                        --------

Report of Salberg & Company, P.A. Independent Auditors .................      2

Balance Sheet at December 31, 2002 .....................................      3

Statements of Operations for the years ended
  December 31, 2002 and 2001 ...........................................      4

Statements of Changes in Stockholders' Deficiency for the years ended
  December 31, 2002 and 2001 ...........................................      5

Statements of Cash Flows for the years ended December 31, 2002 and 2001       6

Notes to Financial Statements ..........................................      7

To the Board of Directors and Shareholders of HH
Corrugated, Inc.

We have audited the accompanying balance sheet of HH Corrugated, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HH Corrugated, Inc. at December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to these maters are also described in Note 2. As discussed in Note 7 to the financial statements, the Company was in default of a bank line of credit at December 31, 2002. Subsequently, the line of credit was converted to a promissory note with the default being cured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Salberg & Company, P.A.
-----------------------------------
Boca Raton, Florida
November  19, 2003

                              HH CORRUGATED, INC.
                                  BALANCE SHEET

                                                                    December 31,
                                                                        2002
                                                                    ------------
ASSETS
Cash and cash equivalents                                            $   3,582
Accounts receivable, net of $8,739 allowance                            85,524
Inventories                                                             28,032
Due from Factor                                                          8,567
                                                                     ---------
Total current assets                                                   125,705
Property and equipment - net                                            64,879
                                                                     ---------

TOTAL ASSETS                                                         $ 190,584
                                                                     =========

LIABILITIES AND STOCKHOLDERS DEFICIENCY
LIABILITIES
Accounts payable                                                     $ 487,067
Due to Factor                                                           45,832
Short-term debt - line of credit                                       144,557
Current portion of long-term debt                                       15,371
Accrued expenses                                                         2,275
                                                                     ---------
Total current liabilities                                              695,102

Long-term debt, net of current portion                                  31,671
                                                                     ---------
Total long-term liabilities                                             31,671
                                                                     ---------

TOTAL LIABILITIES                                                      726,773

COMMITMENTS AND CONTINGENCIES                                               --

STOCKHOLDERS' DEFICIENCY
Common stock, $0.01 par value, 1,000,000 shares authorized:
Issued - 7,000,000 issued and outstanding at Dec. 31, 2002              70,000
Additional paid in capital                                             (50,099)
Accumulated deficit                                                   (556,090)
                                                                     ---------
TOTAL STOCKHOLDERS' DEFICIENCY                                        (536,189)
                                                                     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICENCY                        $ 190,584
                                                                     =========

    The accompanying notes are an integral part of the financial statements.

                         HH CORRUGATED, INC. STATEMENTS
                                  OF OPERATIONS

                                                            Year Ended
                                                            December 31
                                                    ----------------------------
                                                       2002             2001
                                                    ---------------------------
REVENUES                                            $2,334,181       $2,371,689
COST OF REVENUES                                     1,784,087        1,977,955
                                                    ---------------------------
GROSS PROFIT                                           550,094          393,734

OPERATING EXPENSES:
Salaries, wages and commissions                        362,599          376,881
Selling, general and administrative                    187,306          183,423
Bad debt                                                39,031           10,698
Rent                                                    97,334           94,546
Depreciation                                            18,376           13,914
                                                    ---------------------------
TOTAL OPERATING EXPENSES                               704,646          679,462
                                                    ---------------------------

LOSS FROM OPERATIONS                                  (154,552)        (285,728)

OTHER INCOME (EXPENSE):
Interest expense - net                                 (30,940)          (9,800)
Other income - net                                       7,523           13,006
                                                    ---------------------------
TOTAL OTHER INCOME (EXPENSE)                           (23,417)           3,206
                                                    ---------------------------

NET LOSS                                            $ (177,969)      $ (282,522)
                                                    ===========================

NET LOSS PER SHARE - BASIC AND DILUTED              $    (0.03)      $    (0.04)
                                                    ===========================

    The accompanying notes are an integral part of the financial statements.

                               HH CORRUGATED, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                        Common Stock
                                  ------------------------      Additional                        Total
                                           Shares                Paid In       Accumulated    Stockholders'
                                    Issued        Amount         Capital         Deficit       Deficiency
                                  -----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000      7,000,000      $  70,000      $ (50,099)      $ (95,599)      $ (75,697)

   Net loss, 2001                        --             --             --        (282,522)       (282,522)
                                  -----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001      7,000,000         70,000        (50,099)       (378,121)       (358,220)

   Net loss, 2002                        --             --             --        (177,969)       (177,969)
                                  -----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002      7,000,000      $  70,000      $ (50,099)      $(556,090)      $(536,189)
                                  =======================================================================

    The accompanying notes are an integral part of the financial statements

                              HH CORRUGATED, INC.
                            STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                             Year ended Dec. 31,
                                                                         -------------------------
                                                                            2002            2001
                                                                         -------------------------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss                                                                 $(177,969)      $(282,522)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
   Depreciation                                                             18,376          13,914
   Bad debt                                                                 39,031          10,698
   Changes in operating assets and liabilities:
     Decrease in accounts receivable                                        42,973          11,232
     Decrease in inventories                                                52,966          73,343
     (Increase) decrease in other current assets                            19,075          (5,931)
     Increase in accounts payable                                           47,388         112,374
     Increase (decrease) in accrued expenses                                (3,030)          1,244
                                                                         -------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                         38,810         (65,648)

CASH FLOW USED IN INVESTING ACTIVITIES
Purchase of property and equipment                                          (3,100)        (34,936)
Retirement of property and equipment                                           733          14,258
                                                                         -------------------------
NET CASH USED IN INVESTING ACTIVITIES                                       (2,367)        (20,678)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Proceeds from short-term borrowings                                         48,000          22,000
Principal repayment on short-term borrowings                               (22,706)        (26,510)
(Repayments) proceeds from factor financing, net                           (72,150)        109,416
Proceeds from long-term borrowings                                              --          37,228
Principal repayment on long-term borrowings                                (12,449)        (38,929)
                                                                         -------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        (59,305)        103,205

NET INCREASE (DECREASE) IN CASH                                            (22,862)         16,879

CASH AT BEGINNING OF PERIOD                                                 26,444           9,565
                                                                         -------------------------

CASH AT END OF PERIOD                                                    $   3,582       $  26,444
                                                                         =========================

CASH INTEREST PAID                                                       $  23,823       $  12,623
                                                                         =========================

    The accompanying notes are an integral part of the financial statements

                               HH Corrugated, Inc.
                Notes to Financial Statements December 31, 2002

1.    HISTORY AND NATURE OF BUSINESS

      HH Corrugated, Inc. ("HH", "the Company", "we", "us") is a manufacturing company that specializes in custom corrugated containers. We have a full service plant facility manufacturing several styles and sizes of quality corrugated containers with a reputation of dependable and timely service for our customers. We started business in March of 1986 and were incorporated in Texas in May of 1988.

2.    GOING CONCERN

      We have incurred net losses in prior years and this has resulted in a significant accumulated deficit and stockholders' deficiency at December 31, 2002. We had net losses of $177,969 for the year ended December 31, 2002 and $282,522 for the year ended December 31, 2001. Although we had positive cash flow from operations of $38,811 for the year ended December 31, 2002, this was primarily the result of increases in accounts payable and decreases in accounts receivable, inventories and other assets. In addition, we had negative cash flows from operations of $65,648 for the year ended December 31, 2001. At December 31, 2002, our current liabilities exceeded our current assets by $569,397, our stockholders' deficiency was $536,189, and we had an accumulated deficit of $556,090.

      The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

      We have substantial short-term and long-term debt obligations. As of December 31, 2002, we had approximately $191,599 of gross debt outstanding and as of December 31, 2001, we had $184,965 gross debt outstanding. Of the $191,599 gross debt outstanding at December 31, 2002, $144,557 is under a revolving line of credit facility with a maximum limit of $150,000 that matured on April 21, 2003. The bank has not exercised its rights of default and the facility was on a month to month basis. In May 2003, the facility was restructured as a promissory note with a ten-year payment schedule at 11% interest per annum, beginning July 1, 2003 and due June 1, 2013, however, the new note is due on demand at the lenders option. The line of credit and promissory note are secured by a first priority security interest in equipment owned by the Company. ( See Subsequent Events Note 14)

Our substantial debt obligations pose risks to our business and stockholders by:

      o     making it more difficult for us to satisfy our obligations;

      o requiring us to dedicate a substantial portion of our cash flow to principal and interest payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

      o impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and

      o making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.

      We cannot assure you that we will generate sufficient cash flow from operations or obtain additional financing to meet scheduled debt payments and financial covenants. If we fail to make any required payment under the agreements and related documents governing our indebtedness or fail to comply with the financial and operating covenants contained in them, we would be in default. The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities which may result from the inability of the Company to continue as a going concern.

As described in Subsequent Events Note 14, on February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with a third party for seventy-five percent (75%) of HH. Additionally, on October 28, 2003, the Company sold certain tangible and intangible assets to another related party who also assumed certain liabilities of the Company.

As a result of these transactions, the Company believes that sufficient operating, management and financial resources have been made available to the Company in order to turnaround the financial performance of the Company. However, there can be no assurance that these transactions will improve the performance of the Company from recent prior results.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      In the opinion of management, the accompanying balance sheet and related statements of operations, changes in stockholders' deficiency and cash flows include all adjustments necessary for their fair presentation in conformity with generally accepted accounting principles in the United States of America (U.S.
GAAP).

Accounting Estimates

      When preparing financial statements in conformity with U.S. GAAP, our management must make estimates based on future events which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements includes the allowance for doubtful accounts, valuation of inventories and realizability of deferred tax assets.

Cash and Cash Equivalents

      Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased.

Accounts Receivable

      Accounts receivable result from the sale of the Company's products and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be charged off.

Inventories

      Inventories are stated at the lower of cost or market on a first-in first out basis. There is a risk that we will forecast demand for our products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that we will not accumulate excess inventory and incur inventory charges at the lower of cost or market in the future.

Property and Equipment

      Property and equipment is recorded at cost and depreciated over its estimated useful life, which range, from five to seven years, using the double-declining balance accelerated method.

Accounting for the Impairment of Long-Lived Assets

      We account for the impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to the undiscounted cash flow that the asset or asset group is expected to generate. If such assets or asset groups are considered to be impaired, the loss recognized is the amount by which the carrying amount of the property if any, exceeds its fair market value. Based on our impairment analysis, we have not recorded any impairment charges during the years ended December 31, 2002 and 2001.

Fair Value of Financial Instruments

      We define the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of our long-term obligations is estimated based on the current rates offered to us for similar maturities. Based on prevailing interest rates and the short-term maturity of the majority of our indebtedness, management believes that the fair value of notes payable approximates book value at December 31, 2002.

Environmental Matters

      Our operations are subject to evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. Our process is not expected to produce harmful levels of emissions or waste by-products. However, these laws and regulations would require us to remove or mitigate the environmental effects of the disposal or release of substances at our site should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements. We are not aware of any area of non-compliance with federal, state or local environmental laws and regulations.

Shipping and Handling Costs

      Shipping and handling costs that are billed to customers are included in revenues recognized by the Company and the expense is classified as cost of sales.

Revenue Recognition

      The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission Staff Accounting Bulletin 101. Revenue is recognized when title passes to the customer, typically upon delivery, and when collection of the fixed or determinable selling price is reasonable assured.

Income Taxes

      Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109")." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss per Common Share

      Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods. There were no additional items to adjust the numerator or denominator in the EPS computations.

      The following table summarizes the numerator and denominator elements of the basic EPS computations.

                                                     Year ended
                                                    December 31,
                                            ----------------------------
                                               2002              2001
                                            ----------        ----------
      Net loss available to common          $  177,969        $  282,522
                                            ==========        ==========
                                               177,969           282,522
      Shares (Denominator)                   7,000,000         7,000,000
                                            ----------        ----------
      Loss Per Share                        ($     .03)       ($     .04)
                                            ==========        ==========

Accumulated Other Comprehensive Income

      As of the date of these Consolidated Financial Statements, we had no components of other comprehensive income as defined by Statement of Financial Accounting Standards No. 130.

New Accounting Standards

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The adoption of SFAS No. 144 as of January 1, 2002 did not have a significant impact on our financial position and results of operations.

      In April, 2002, the Financial Accounting Standards Board issued SFAS No. 145 (SFAS 145), Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, related to accounting for debt extinguishments, leases, and intangible assets of motor carriers. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002 with earlier adoption encouraged. The adoption of SFAS No. 145 did not have a significant impact on our financial position and results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which established additional accounting and disclosure requirements when an enterprise guarantees the indebtedness of others. The enterprise providing the guarantee is required to recognize a liability for the fair value of the guarantee and disclose the information in its interim and annual financial statements. The Company is currently evaluating FIN 45 to determine the impact, if any, on our financial position and results of operations. (See Subsequent Events Note 14).

      In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51," which as an interpretation defines when and who consolidates a "variable interest entity," or "VIE." This new consolidation model applies to entities (i) where the equity investors (if any) do not have a controlling financial interest, or (ii) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties and requires additional disclosures for all enterprises involved with the VIE. FIN 46 is effective during 2003 depending on when the VIE is created. We do not believe that the adoption of FIN 46 will have a significant impact on our financial position and results of operations.

      In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 (SFAS 150), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." It establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company will adopt this standard for the quarter ending June 30, 2003. We do not expect that the adoption of this Statement will have a significant impact on our financial position and results of operations.

      In December 2002, the FASB issued Statement No. 148 (FAS 148), "Accounting for Stock-Based Compensation-Transition and Disclosure" which amends FASB No. 123 (FAS 123), "Accounting for Stock-Based Compensation." FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of FAS 123 to require disclosures in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and disclosure provisions of FAS 148 will be effective for the Company's financial statements issued for the first quarter of 2003. We do not believe that the adoption of FIN 46 will have a significant impact on our financial position and results of operations

4.    INVENTORIES

      Inventories at December 31, 2002 consisted of the following:

      Raw materials ............................................   $ 8,045
      Finished goods ...........................................    17,337
      Supplies .................................................     2,650
                                                                   -------
                                                                   $28,032
                                                                   =======

5.    SALE OF RECEIVABLES WITH RECOURSE

      During 2001, the Company entered into a receivables securitization program with a factoring company to provide a cost-effective source of working capital and short-term financing. Under the program, the Company sells, with recourse, certain of its accounts receivable to a third party factoring company. On April 1, 2001, the Company adopted the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB statement No. 125," which was effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001. SFAS 140 revised the standards for accounting for securitizations and other transfers of financial assets and collateral. According to the criteria of SFAS No. 140, the receivables securitization transactions for the Company have been accounted for as a liability and, as a result, the related receivables sold and a corresponding liability named "Due to Factor" are included in the accompanying balance sheet until payment is received from the customer. The liability is secured by the sold accounts receivable, intangibles, inventory and proceeds. Under the details of the agreement, the finance company funds 80% of the receivables securitized to the company less fees and expenses. The remaining 20% is retained and remitted to the Company when payment is received from the customer and is included under the caption "Due from Factor" in the accompanying balance sheet.

      The Company has received proceeds from the sale of trade receivables totaling $1,600,407 and $374,881 for the years ended December 31, 2002 and 2001, respectively. In 2002 and 2001, the related fees and discounting expense of $59,790 and $12,950, respectively, have been recorded as "selling, general and administrative" in the accompanying Statements of Operations. At December 31, 2002, $45,832 of accounts receivable was collateral against the amount due to the factor.

6     PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 2002 consisted of the following.

      Auto and transportation equipment                         $ 194,151
      Machinery and equipment                                      91,103
                                                                ---------
                                                                  285,254
      Less: Accumulated depreciation                             (220,375)
                                                                ---------
                                                                $  64,879
                                                                =========

      Depreciation expense was $18,376 and $13,914 for 2002 and 2001, respectively.

7.    SHORT-TERM AND LONG-TERM DEBT

Short-Term Debt - Line of Credit

Our short-term debt at December 31, 2002 consisted of the following:

      $150,000 line of credit, bearing interest at 11.99% per annum,
        monthly interest payments only maturing on April 21, 2003       $144,557
                                                                        ========

      At December 31, 2002, we had a bank line of credit, which provides for borrowings of up to $150,000, of which $144,557 was outstanding. The interest rate at the close of business on December 31, 2002 was 11.99%. Monthly payments of interest only are due and the line of credit matured on April 21, 2003. The bank has not exercised its rights of default and the facility was on a month to month basis. In May 2003, the facility was restructured as a promissory note in the amount of $144,557 at 11% interest with principal and interest payments of $1,994.05 monthly until the June 1, 2003 maturity date. However, the promissory note is due on demand at the lenders option. The line of credit and new promissory note are secured by a first priority security interest in equipment owned by the Company and is personally guaranteed by the sole stockholder of the Company as of December 31, 2002. (See Subsequent Events Note 14)

Long-Term Debt

Our long-term debt at December 31, 2002 consisted of the following:

$28,429 note payable, dated May 10, 1996, bearing interest at 9.99%
   per annum, payable monthly with final payment due May 10, 2006            $ 13,001

$28,164 note payable, dated March 2, 1999, bearing interest at 2.949%
   per annum, payable monthly with final payment due March 2, 2004              7,434

$32,265 note payable, dated Dec. 12, 2001, bearing interest at 5.9% per
   annum, payable monthly with final payment due Dec. 12, 2006               $ 26,607
                                                                             --------
                                                                             $ 47,042
Less current portion                                                          (15,371)
                                                                             --------
                                                                             $ 31,671
                                                                             ========

      On May 10, 1996, we issued to one lender a promissory note in the principal amount of $28,429 at an interest rate equal to 9.99% per annum. The proceeds of these loans were used for the purchase of a motor home. Monthly payments of principal and interest in the amount of $376 are required and the note matures on May 10, 2006. This note is secured by a first priority security interest in the motor home.

      On March 2, 1999, we issued to one lender a promissory note in the principal amount of $28,164 at an interest rate equal to 2.949% per annum. The proceeds of this loan were used for the purchase of a Company vehicle. Monthly payments of principal and interest in the amount of $505 are required and the note matures on May 10, 2006. This note is secured by a first priority security interest in the vehicle.

      On December 12, 2001, we issued to one lender a promissory note in the principal amount of $32,265 at an interest rate equal to 5.9% per annum. The proceeds of this loan were used for the purchase of a Company vehicle. Monthly payments of principal and interest in the amount of $624 are required and the note matures on December 12, 2006. This note is secured by a first priority security interest in the vehicle.

Maturities of Long-Term debt are as follows:

2003 ....................................................   $15,371
2004 ....................................................    11,675
2005 ....................................................    10,946
2006 ....................................................     9,050
                                                            -------
                                                            $47,042
                                                            =======

8.    STOCKHOLDERS' EQUITY

Capital Structure

      We are authorized to issue up to 1,000,000 shares of our common stock, $0.01 par value per share, of which 1,000 shares (7,000,000 post recapitalization - See Note 14 for recapitalization) were issued and outstanding at December 31, 2002. The sole owner of all the issued and outstanding shares of the Company at December 31, 2002 was an individual residing in Dallas, Texas, who is the Company's President. (See Related Party Transactions Note 13 and Subsequent Events Note 14)

9.    INCOME TAXES

      There was no income tax during 2002 and 2001 due to the Company's net loss.

      The Company's tax expense differs from the "expected" tax expense for the period ended December 31, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                        2002             2001
                                                      --------         --------
Computed "expected" tax expense (benefit)             $(60,509)        $(96,057)
                                                                        (96,057
Change in valuation allowance                           60,509           96,057
                                                      --------         --------
                                                      $     --         $     --
                                                      ========         ========

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2002 are as follows:

Deferred tax assets
   Net operating loss ........................................        $ 189,071
                                                                      ---------
Total deferred tax assets ....................................          189,071
Valuation allowance ..........................................         (189,071)
                                                                      ---------
Net deferred tax asset .......................................        $      --
                                                                      =========

      In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The valuation allowance has been increased by $60,509 during fiscal year 2002 as a result of increased net operating losses. Net Operating loss carry-forwards aggregate approximately $556,090 and expire in the years through 2022.

      As discussed in Subsequent Events Note 14, on February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with a third party for seventy-five percent (75%) of HH for a purchase price of $150,000. As a result of this transaction, a significant amount of the net operating loss carry-forwards discussed above will be limited.

10.   LEASE COMMITMENTS

      We have a single non-cancellable operating lease agreement for our business office with a renewal option. There is no restriction on our activities concerning dividends, additional debt or further leasing. Future minimum fixed lease payments under the non-cancellable office lease as of December 31, 2002, were:

                                                       Minimal Lease Commitments
                                                            Operating Fiscal
                                                       -------------------------
 2003 ..............................................            $103,873
 2004 ..............................................             103,873
 2005 ..............................................             103,872
 2006 ..............................................              95,216
                                                                --------
Total minimum lease payments .......................            $406,834
                                                                ========

      Rental expense charged to continuing operations under operating leases for the years ended December 31, 2002 and 2001 was $97,334 and $94,546, respectively.

11.   COMMITMENTS AND CONTINGENCIES

      From time to time we may become subject to proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. (See Subsequent Events Note 14)

12.   CONCENTRATIONS OF RISK

      The Company sells its products to customers in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral.

      Our financial instruments that are potentially exposed to credit risk consist primarily of cash and cash equivalents, accounts receivable, and accounts payable, for which the carrying amounts approximate fair value. At certain times during the year, our demand deposits held in banks exceeded the federally insured limit of $100,000.

      As previously discussed, the Company entered into a receivables securitization program to provide a cost-effective source of working capital and short-term financing. Under the program, the Company sells certain of its accounts receivable with recourse to a third party factoring company. The Company sold to the factoring company $1,687,548 or 72% of its revenue in 2002 and $396,398 or 17% of its revenue in 2001. Under the details of the agreement, the factoring company funds 80% of the receivables securitized to the company less fees and expenses. The remaining 20% is retained and remitted to the Company when payment is received from the customer and is included under the caption "Due from Factor" in the accompanying balance sheet. We had $8,567 and $45,832 due from the factoring company at December 31, 2002 and 2001, respectively.

      Suppliers representing over 10% of purchases were as follows:

                                                            2002            2001
                                                            ----            ----
Supplier 1 .............................................     23%              7%
Supplier 2 .............................................     12%              4%
Supplier 3 .............................................      3%             20%

      Customers representing over 10% of revenues were as follows:

                                                             2002           2001
                                                             ----           ----
Customer 1 .............................................      17%            17%
Customer 2 .............................................       5%            15%
Customer 3 .............................................      18%            15%

13.   RELATED PARTY TRANSACTIONS

      See Subsequent Events - Note 14 below for discussion related to a forgiven loan from the sole stockholder.

14.   SUBSEQUENT EVENTS

      On February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with Sterling Equity Corp. ("Sterling") whereby Sterling would purchase seventy-five percent (75%) of HH for a purchase price of $150,000. The terms included $10,000 payable upon execution of the agreement and a promissory note in the amount of $140,000, payable $2,500 per month for 12 months. Additionally, Sterling agreed to the assumption and responsibility of $474,529 of HH obligations, the indemnification to Hazelwood for his personal guarantee's under all existing HH obligations and the forgiveness of a loan to Hazelwood, in the amount of $30,388. Accordingly, the $30,388 loan was written off as bad debt at December 31, 2002. (See October 28, 2003 Asset Purchase Agreement described below.)

      The purchase price was a negotiated amount between buyer and seller and took into account HH's business prospects, the location and condition of the assets, obligations assumed, forgiveness of shareholder loans and that there is no established market price for the stock of HH.

      Central Texas Corrugated, LP ("Central") sued us on August 9, 2003, in the District Court in McLennan County, Texas. The plaintiff's original petition seeks an unspecified amount of damages on behalf of Central and alleges that we breached the terms of alleged debt for paper purchases. The Company intends to vigorously defend the case to determine the true amount owed and then seek an out-of-court settlement. It is likely that the Company will reach a settlement in the range estimated to be $45,000 to $47,000, but we cannot predict the outcome of these proceedings. Included in the Balance Sheet at December 31, 2002 under the heading Accounts Payable is $53,280 for an amount due Central, or an amount greater than the anticipated settlement.

      On October 28, 2003 (the "Transaction Date"), the Company executed an Asset Purchase Agreement with Moliris Corp. ("Moliris") whereby Moliris would purchase certain tangible and intangible assets and the business, and assume certain liabilities for a purchase price of 4,000,000 shares of Moliris. Moliris also agreed to the guarantee of all HH obligations including a $150,000 bank line of credit and to assume responsibility and payment for the Sterling promissory note discussed earlier above by issuing a revised promissory note in the amount of $200,000 to the sole owner of HH. Moliris also executed a one year sublease agreement with HH for the existing office space of the Company. Finally, a three-year employment agreement between the sole owner of HH and Moliris was executed whereby the sole owner would serve in the capacity of President for an annual compensation of $94,000 plus normal employment benefits and included a one year non-compete from the employment date termination. The legality of the transaction is contingent on the Company obtaining the approval of certain creditors allowing for the sale and transfer of certain assets which collateralized certain debt obligations. The Company is also evaluating whether Financial Accounting Interpretation 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," applies and if any liability must be recorded.

      The shareholders of Sterling had previously on May 1, 2003 purchased a 73% controlling interest in Moliris. Accordingly, the transaction is accounted for on the Transaction Date as a recapitalization of the Company. All share and per share data in the accompanying Financial Statements has been retroactively changed to reflect the substance of this recapitalization.

      On May 29, 2003, our bank line of credit, of which $144,557 was outstanding and in default, was restructured as a promissory note. Monthly payments of principal and interest in the amount of $1,994 are required and the note matures on June 1, 2013. This note is due on demand at the lenders option, secured by a first priority security interest in equipment owned by the Company and is personally guaranteed by the sole stockholder of the Company.

                               HH CORRUGATED, INC.

      Filed herewith are our following unaudited financial statements:

                                                                        Page No.
                                                                        --------

Balance Sheet at September 30, 2003 .....................................  2

Statements of Operations for the nine months ended
  September 30, 2003 and 2002 ...........................................  3

Statements of Changes in Stockholders' Deficiency for the
  nine months ended September 30, 2003 and 2002 .........................  4

Statements of Cash Flows for the nine months ended
  September 30, 2003 and 2002 ...........................................  5

Notes to Financial Statements ...........................................  6

                               HH CORRUGATED, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                                   September 30,
                                                                        2003
                                                                   -------------
SSETS
Cash and cash equivalents                                            $   3,632
Accounts receivable, net of $8,739 allowance                           158,299
Inventories                                                             28,178
Due from Factor                                                         36,442
Other current assets                                                     1,579
                                                                     ---------
Total current assets                                                   228,130
Property and equipment - net                                            60,139
                                                                     ---------
TOTAL ASSETS                                                         $ 288,269
                                                                     =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
LIABILITIES
Accounts payable                                                     $ 192,623
Due to Factor                                                           44,085
Short-term debt                                                        142,544
Current portion of long-term debt                                       16,984
Accrued expenses                                                        25,741
                                                                     ---------
Total current liabilities                                              421,977
Long-term debt                                                          48,288
                                                                     ---------
Total long-term liabilities                                             48,288
                                                                     ---------
TOTAL LIABILITIES                                                      470,265
COMMITMENTS AND CONTINGENCIES                                               --
STOCKHOLDERS' DEFICIENCY
Common stock, $0.01 par value, 1,000,000 shares authorized:
Issued - 7,000,000 at September 30, 2003                                70,000
Additional paid in capital                                             488,265
Accumulated deficit                                                   (740,261)
                                                                     ---------
TOTAL STOCKHOLDERS' DEFICIENCY                                        (181,996)
                                                                     ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                       $ 288,269
                                                                     =========

    The accompanying notes are an integral part of the financial statements.

                        HH CORRUGATED, INC. STATEMENTS OF
                                   OPERATIONS
                                   (Unaudited)

                                                       Nine Months Ended
                                                         September 30
                                                -------------------------------
                                                    2003                2002
                                                -------------------------------
REVENUES                                        $   874,052         $ 2,080,217
COST OF REVENUES                                    681,558           1,543,711
                                                -------------------------------
GROSS PROFIT                                        192,494             536,506
OPERATING EXPENSES:
Salaries, wages and commissions                     152,617             313,202
Selling, general and administrative                 128,154             186,150
Bad debt                                              1,061              30,310
Rent                                                 77,904              75,648
Depreciation                                         16,928              14,327
                                                -------------------------------
TOTAL OPERATING EXPENSES                            376,665             619,637
                                                -------------------------------

LOSS FROM OPERATIONS                               (184,171)            (83,131)

OTHER INCOME (EXPENSE):
Interest expense - net                              (10,870)            (28,815)
Other income - net                                  (12,458)              3,726
                                                -------------------------------
TOTAL OTHER INCOME (EXPENSE)                        (23,328)            (25,089)
                                                -------------------------------

NET LOSS                                        $  (184,171)        $   (83,131)
                                                ===============================

NET LOSS PER SHARE                              $     (0.02)        $     (0.01)
                                                ===============================

    The accompanying notes are an integral part of the financial statements.

                               HH CORRUGATED, INC.
                     STATEMENT OF STOCKHOLDERS' DEFICIENCY
                                   (Unaudited)

                                                   Common Stock
                                            ------------------------      Additional                        Total
                                                     Shares                Paid In       Accumulated     Stockholders'
                                              Issued         Amount        Capital         Deficit       Deficiency
----------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                7,000,000      $  70,000      $ (50,099)      $(556,090)      $(536,189)
   Assumption of indebtedness                                               473,078                         473,078
   Capital contribution                                                      65,287                          65,287
   Net loss,nine months Sept. 30, 2003             --             --             --        (184,171)       (184,171)
                                            -----------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 2003               7,000,000         70,000      $ 488,265       $(740,261)      $(181,996)
                                            =======================================================================

    The accompanying notes are an integral part of the financial statements

                              HH CORRUGATED, INC.
                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)
================================================================================

                                                                            Nine months ended
                                                                              September 30,
                                                                        -------------------------
                                                                           2003            2002
                                                                        -------------------------
CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss                                                                $(184,171)      $ (83,131)
Adjustments to reconcile net loss to net cash provide by (used in)
operating activities:
   Depreciation                                                            16,928          14,327
   Bad debt                                                                 1,061          30,310
   Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable                           (73,837)          8,617
     (Increase) decrease in inventories                                      (145)         14,205
     (Increase) decrease in other current assets                           (1,579)         18,564
     Increase in accounts payable                                         178,634          48,251
     Increase in accrued expenses                                          23,465           1,385
                                                                        -------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                       (39,644)         52,528
CASH FLOW USED IN INVESTING ACTIVITIES
Purchase of property and equipment                                        (35,017)         (3,100)
Retirement of property and equipment                                       22,829             733
                                                                        -------------------------
NET CASH USED IN INVESTING ACTIVITIES                                     (12,188)         (2,367)
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Capital contribution by majority owner                                     65,287              --
Repayments from factor financing, net                                     (29,622)        (37,425)
Proceeds from long-term borrowings                                         35,017              --
Principal repayments on long-term borrowings                              (18,800)         (8,740)
                                                                        -------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        51,882         (46,165)
NET INCREASE IN CASH                                                           50           3,996
CASH AT BEGINNING OF PERIOD                                                 3,582          26,444
                                                                        -------------------------
CASH AT END OF PERIOD                                                   $   3,632       $  30,440
                                                                        =========================
CASH INTEREST PAID                                                      $  10,904       $  28,983
                                                                        =========================
NON-CASH ACTIVITIES:
Assumption of indebtedness from majority owner                            473,078              --

     The accompanying notes are an integral part of the financial statements

                          HH Corrugated, Inc. Notes to
                     Financial Statements September 30, 2003
                                   (Unaudited)

1.    HISTORY AND NATURE OF BUSINESS

      HH Corrugated, Inc. ("HH", "the Company", "we", "us") is a manufacturing company that specializes in custom corrugated containers. We have a full service plant facility manufacturing several styles and sizes of quality corrugated containers with a reputation of dependable and timely service for our customers. We started business in March of 1986 and were incorporated in Texas in May of 1988.

2.    GOING CONCERN

      We have incurred net losses in prior years and this has resulted in a significant accumulated deficit and stockholders' deficiency at September 30, 2003. We had net losses of $184,171 for the nine months ended September 30, 2003 and $83,131 for the nine months ended September 30, 2002. We had negative cash flows from operations of $39,644 for the nine months ended September 30, 2003. Although we had positive cash flow from operations of $52,528 for the nine months ended September 30, 2002, this was primarily the result of increases in accounts payable and decreases in accounts receivable, inventories and other assets. At September 30, 2003, our current liabilities exceeded our current assets by $193,847, our stockholders' deficiency was $181,996, and we had an accumulated deficit of $740,261.

      The time required for us to become profitable is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

      We have substantial short-term and long-term debt obligations. As of September 30, 2003, we had approximately $207,816 of gross debt outstanding and as of September 30, 2002, we had $170,014 gross debt outstanding. Of the $207,816 gross debt outstanding at September 30, 2003, $144,557 was under a revolving line of credit facility with a maximum limit of $150,000 that matured on April 21, 2003. The bank had not exercised its rights of default and the facility was on a month to month basis. In May 2003, the facility was restructured as a promissory note with a ten-year payment schedule at 11% interest per annum, beginning July 1, 2003 and due June 1, 2013, however, the new note is due on demand at the lenders option. The line of credit and promissory note are secured by a first priority security interest in equipment owned by the Company. (See Long-Term Debt Note 7.)

Our substantial debt obligations pose risks to our business and stockholders by:

      o     making it more difficult for us to satisfy our obligations;

      o requiring us to dedicate a substantial portion of our cash flow to principal and interest payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

      o impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and

      o making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business.

      We cannot assure you that we will generate sufficient cash flow from operations or obtain additional financing to meet scheduled debt payments and financial covenants. If we fail to make any required payment under the agreements and related documents governing our indebtedness or fail to comply with the financial and operating covenants contained in them, we would be in default. The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or the amounts and classification of liabilities which may result from the inability of the Company to continue as a going concern.

      As described in Stockholders' Equity Note 8, on February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with a third party for seventy-five percent (75%) of HH. Additionally, on October 28, 2003, the Company sold certain tangible and intangible assets to another related party who also assumed certain liabilities of the Company. (See Subsequent Events Note 13)

      As a result of these transactions, the Company believes that sufficient operating, management and financial resources have been made available to the Company in order to turnaround the financial performance of the Company. However, there can be no assurance that these transactions will improve the performance of the Company from recent prior results.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required for a comprehensive presentation of financial position and results of operations. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The results of operations for the nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the year ending December 31, 2003. These Financial Statements should be read in conjunction with the Financial Statements of HH Corrugated, Inc. for the years ended December 31, 2002 and 2001 included in Form 8-K/A of Moliris Corp. (See Subsequent Events
Note 13)

Accounting Estimates

      When preparing financial statements in conformity with U.S. GAAP, our management must make estimates based on future events which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements includes the allowance for doubtful accounts, valuation of inventories and realizability of deferred tax assets.

Cash and Cash Equivalents

      Cash and cash equivalents include all highly liquid investments with a maturity date of three months or less when purchased.

Accounts Receivable

      Accounts receivable result from the sale of the Company's products and is reported at anticipated realizable value. The Company estimates its allowance for doubtful accounts based on a specific identification basis and additional allowances as needed based upon historical collections experience. Accounts receivable is considered past due if payment has not been received from the customer within thirty days and management reviews the customer accounts on a routine basis to determine if an account should be charged off.

Inventories

      Inventories are stated at the lower of cost or market on a first-in first out basis. There is a risk that we will forecast demand for our products and market conditions incorrectly and accumulate excess inventories. Therefore, there can be no assurance that we will not accumulate excess inventory and incur inventory charges at the lower of cost or market in the future.

Property and Equipment

      Property and equipment is recorded at cost and depreciated over its estimated useful life, which range, from five to seven years, using the double-declining balance accelerated method.

Accounting for the Impairment of Long-Lived Assets

      We account for the impairment of long-lived assets in accordance with Financial Accounting Standards, SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. Recoverability of the asset is measured by comparison of its carrying amount to the undiscounted cash flow that the asset or asset group is expected to generate. If such assets or asset groups are considered to be impaired, the loss recognized is the amount by which the carrying amount of the property if any, exceeds its fair market value. Based on our impairment analysis, we have not recorded any impairment charges during the nine months ended September 30, 2003 and 2002, respectively.

Fair Value of Financial Instruments

      We define the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The estimated fair value of our long-term obligations is estimated based on the current rates offered to us for similar maturities. Based on prevailing interest rates and the short-term maturity of the majority of our indebtedness, management believes that the fair value of notes payable approximates book value at September 30, 2003.

Environmental Matters

      Our operations are subject to evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. Our process is not expected to produce harmful levels of emissions or waste by-products. However, these laws and regulations would require us to remove or mitigate the environmental effects of the disposal or release of substances at our site should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements. We are not aware of any area of non-compliance with federal, state or local environmental laws and regulations.

Shipping and Handling Costs

      Shipping and handling costs that are billed to customers are included in revenues recognized by the Company and the expense is classified as cost of sales.

Revenue Recognition

      The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission Staff Accounting Bulletin 101. Revenue is recognized when title passes to the customer, typically upon delivery, and when collection of the fixed or determinable selling price is reasonable assured.

Income Taxes

      Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS 109")." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss per Common Share

         Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods. There were no additional items to adjust the numerator or denominator in the EPS computations.

         The following table summarizes the numerator and denominator elements of the basic EPS computations.

                                                   Nine months ended
                                                     September 30,
                                              ---------------------------
                                                 2003             2002
                                              ----------       ----------

      Net loss available to common            $  184,171       $   83,131
                                              ==========       ==========
      Shares (Denominator)                     7,000,000        7,000,000
                                              ----------       ----------
      Loss Per Share                          ($     .02)      ($     .01)
                                              ==========       ==========

Accumulated Other Comprehensive Income

      As of the date of these Consolidated Financial Statements, we had no components of other comprehensive income as defined by Statement of Financial Accounting Standards No. 130.

New Accounting Standards

      In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The adoption of SFAS No. 144 as of January 1, 2002 did not have a significant impact on our financial position and results of operations.

      In April, 2002, the Financial Accounting Standards Board issued SFAS No. 145 (SFAS 145), Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, related to accounting for debt extinguishments, leases, and intangible assets of motor carriers. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002 with earlier adoption encouraged. The adoption of SFAS No. 145 did not have a significant impact on our financial position and results of operations.

      In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which established additional accounting and disclosure requirements when an enterprise guarantees the indebtedness of others. The enterprise providing the guarantee is required to recognize a liability for the fair value of the obligation assumed and disclose the information in its interim and annual financial statements. The Company is currently evaluating FIN 45 and will determine by December 31, 2003 the impact, if any, on our financial position and results of operations.

      In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, " which as an interpretation defines when and who consolidates a "variable interest entity," or "VIE." This new consolidation model applies to entities (i) where the equity investors (if any) do not have a controlling financial interest, or (ii) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties and requires additional disclosures for all enterprises involved with the VIE. FIN 46 is effective during 2003 depending on when the VIE is created. We adoption of FIN 46 did not have a significant impact on our financial position and results of operations.

In December 2002, the FASB issued Statement No. 148 (FAS 148), "Accounting for Stock-Based Compensation-Transition and Disclosure" which amends FASB No. 123 (FAS 123), "Accounting for Stock-Based Compensation." FAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of FAS 123 to require disclosures in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and disclosure provisions of FAS 148 were effective for the Company beginning January 1, 2002. The adoption of FAS 148 did not have a significant impact on our financial position and results of operations

      In April 2003, the FASB issued Statement No. 149 (FAS 149), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The new guidance amends SFAS 133 for decisions made: (a) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, (b) in connection with other Board projects dealing with financial instruments, and (c) regarding implementation issues raised in relation to the application of the definition of a derivative, particularly regarding the meaning of an "underlying" and the characteristics of a derivative that contains financing components. The amendments set forth in SFAS 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 (with a few exceptions) and for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of FAS 149 did not have a significant impact on our financial position and results of operations.

      In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 (SFAS 150), "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." It establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of FAS 150 did not have a significant impact on our financial position and results of operations.

4.    INVENTORIES

      Inventories at September 30, 2003 consisted of the following:

      Raw materials                                                $ 9,000
      Finished goods                                                19,178
                                                                   -------
                                                                   $28,178
                                                                   =======

5.    SALE OF RECEIVABLES WITH RECOURSE

      The Company utilizes a receivables securitization program with a factoring company to provide a cost-effective source of working capital and short-term financing. Under the program, the Company sells, with recourse, certain of its accounts receivable to a third party factoring company. On April 1, 2001, the Company adopted the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB statement No. 125," which was effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001. SFAS 140 revised the standards for accounting for securitizations and other transfers of financial assets and collateral. According to the criteria of SFAS No. 140, the receivables securitization transactions for the Company have been accounted for as a liability and, as a result, the related receivables sold and a corresponding liability named "Due to Factor" are included in the accompanying balance sheet until payment is received from the customer. The liability is secured by the sold accounts receivable, intangibles, inventory and proceeds. Under the details of the agreement, the finance company funds 80% of the receivables securitized to the company less fees and expenses. The remaining 20% is retained and remitted to the Company when payment is received from the customer and is included under the caption "Due from Factor" in the accompanying balance sheet.

      The Company has received proceeds from the sale of trade receivables totaling $325,370 and $1,555,302 for the nine months ended September 30, 2003 and 2002, respectively. For the nine months ended September 30, 2003 and 2002, the related fees and discounting expense of $11,476 and $47,389, respectively, have been recorded as "selling, general and administrative" in the accompanying Statements of Operations. At September 30, 2003, $44,085 of accounts receivable was collateral against the amount due to the factor. The Company has previously factored almost all of its trade receivables but for the nine months ending September 30, 2003, a decision has been made to significantly decrease the amount factored. It is anticipated that the Company will not return to the previous level of factoring for future operations.

6     PROPERTY AND EQUIPMENT

      Property and equipment at September 30, 2003 consisted of the following.

      Auto and transportation equipment                         $ 192,815
      Machinery and equipment                                      91,103
                                                                ---------
                                                                  283,918
      Less: Accumulated depreciation                             (223,779)
                                                                ---------
                                                                $  60,139
                                                                =========

      Depreciation expense was $16,928 and $14,327 for the three months ended September 30, 2003 and 2002, respectively.

7.    SHORT-TERM AND LONG-TERM DEBT

      Our short-term debt at September 30, 2003 consisted of the following:

      $144,557 note payable, dated June 1, 2003, bearing
         interest at 11% per annum, payable monthly with final
         payment due June 1, 2013                                   $142,544
                                                                    ========

      On June 1, 2003, our bank line of credit, of which $144,557 was outstanding and in default, was restructured to a promissory note. Monthly payments of principal and interest in the amount of $1,994 are required and the note matures on June 1, 2013. However, the promissory note has been classified as short-term debt in the accompanying financial statements as a result of a "due on demand" clause held by the lender. This note is secured by a first priority security interest in equipment owned by the Company and is personally guaranteed by a stockholder of the Company.

      Our long-term debt at September 30, 2003 consisted of the following:

$28,429 note payable, dated May 10, 1996, bearing interest at 9.99%
   per annum, payable monthly with final payment due May 10, 2006            $ 10,507
$32,265 note payable, dated Dec. 12, 2001, bearing interest at 5.9% per
   annum, payable monthly with final payment due Dec. 12, 2006                 22,082
$35,017 note payable, dated June 10, 2003, bearing no interest per
   annum, payable monthly with final payment due June 10, 2008                 32,683
                                                                             --------
                                                                             $ 65,272
Less current portion                                                          (16,984)
                                                                             --------
                                                                             $ 48,288
                                                                             ========

      On May 10, 1996, we issued to one lender a promissory note in the principal amount of $28,429 at an interest rate equal to 9.99% per annum. The proceeds of these loans were used for the purchase of a motor home. Monthly payments of principal and interest in the amount of $376 are required and the note matures on May 10, 2006. This note is secured by a first priority security interest in the motor home.

      On December 12, 2001, we issued to one lender a promissory note in the principal amount of $32,265 at an interest rate equal to 5.9% per annum. The proceeds of this loan were used for the purchase of a Company vehicle. Monthly payments of principal and interest in the amount of $624 are required and the note matures on December 12, 2006. This note is secured by a first priority security interest in the vehicle.

      On June 10, 2003, we issued to one lender a promissory note in the principal amount of $35,017 with no interest per annum. The proceeds of this loan were used for the purchase of a Company vehicle. Monthly payments of principal and interest in the amount of $584 are required and the note matures on June 10, 2008. This note is secured by a first priority security interest in the vehicle.

Maturities of Long-Term debt are as follows:

      2004                                                         $16,984
      2005                                                          17,748
      2006                                                          17,022
      2007                                                           8,849
      2008                                                           4,669
                                                                   -------
                                                                   $65,272
                                                                   =======

8.    STOCKHOLDERS' EQUITY

      Capital Structure

      We are authorized to issue up to 1,000,000 shares of our common stock, $0.01 par value per share, of which 1,000 shares (7,000,000 post recapitalization - See Subsequent Events Note 13) were issued and outstanding at September 30, 2003. On February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with Sterling Equity Corp. ("Sterling") whereby Sterling purchased seventy-five percent (75%) of HH for a purchase price of $150,000. The terms included $10,000 payable upon execution of the agreement and a promissory note in the amount of $140,000, payable $2,500 per month for 12 months. Additionally, Sterling agreed to the assumption and responsibility of $473,078 of HH obligations, the indemnification to Hazelwood for his personal guarantee's under all existing HH obligations and the forgiveness of a loan to Hazelwood, in the amount of $30,388. Accordingly, the $30,388 loan was written off as bad debt at

December 31, 2002. (See October 28, 2003 Asset Purchase Agreement in Subsequent Events Note 13.)

      The purchase price was a negotiated amount between buyer and seller and took into account HH's business prospects, the location and condition of the assets, obligations assumed, forgiveness of shareholder loans and that there is no established market price for the stock of HH.

9.    INCOME TAXES

      The Company anticipates there will be no income tax for the year ended December 31, 2003 as a result of a projected net loss.

      As discussed in Stockholders' Equity Note 13, on February 1, 2003, the sole owner of 100% of the issued and outstanding stock of HH, executed an Agreement of Purchase and Sale with a third party for seventy-five percent (75%) of HH for a purchase price of $150,000. As a result of this transaction, a significant amount of the net operating loss carry-forwards will be limited.

10.      LEASE COMMITMENTS

         We have a single non-cancellable operating lease agreement for our business office with a renewal option. There is no restriction on our activities concerning dividends, additional debt or further leasing. Future minimum fixed lease payments under the non-cancellable office lease as of September 30, 2003, were:

                                                              Minimal Lease
                                                          Commitments Operating
                                                          ---------------------
      2004                                                      $103,873
      2005                                                       103,873
      2006                                                       103,872
      2007                                                        17,312
                                                                --------
      Total minimum lease payments                              $328,930
                                                                ========

      Rental expense charged to continuing operations under operating leases for the nine months ended September 30, 2003 and 2002 was $77,904 and $75,648, respectively.

11.   COMMITMENTS AND CONTINGENCIES

      From time to time we may become subject to proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to environmental and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. (See Subsequent Events Note 13)

12.   RELATED PARTY TRANSACTIONS

      See Stockholders' Equity - Note 8 for discussion related to a forgiven loan from the previous sole stockholder of the Company.

13.   SUBSEQUENT EVENTS

      Central Texas Corrugated, LP ("Central") sued us on August 9, 2003, in the District Court in McLennan County, Texas. The plaintiff's original petition seeks an unspecified amount of damages on behalf of Central and alleges that we breached the terms of alleged debt for paper purchases. The Company intends to vigorously defend the case to determine the true amount owed and then seek an out-of-court settlement. It is likely that the Company will reach a settlement in the range estimated to be $45,000 to $47,000, but we cannot predict the outcome of these proceedings. Included in the Balance Sheet at September 30, 2003 under the heading Accounts Payable is $53,280 for an amount due Central, or an amount greater than the anticipated settlement.

      On October 28, 2003 (the "Transaction Date"), the Company executed an Asset Purchase Agreement with Moliris Corp. ("Moliris") whereby Moliris would purchase certain tangible and intangible assets and the business, and assume certain liabilities for a purchase price of 4,000,000 shares of Moliris. Moliris also agreed to the guarantee of all the HH obligations including a $150,000 bank line of credit and to assume responsibility and payment for the Sterling promissory note discussed earlier above by issuing a revised promissory note in the amount of $200,000 to the sole owner of HH. Moliris also executed a one year sublease agreement with HH for the existing office space of the Company. Finally, a three-year employment agreement between the sole owner of HH and Moliris was executed whereby the sole owner would serve in the capacity of President for an annual compensation of $94,000 plus normal employment benefits and included a one year non-compete from the employment date termination. The legality of the transaction is contingent on the Company obtaining the approval of certain creditors allowing for the sale and transfer of certain assets which collateralized certain debt obligations.

      The shareholders of Sterling had previously on May 1, 2003 purchased a 73% controlling interest in Moliris. Accordingly, the transaction is accounted for on the Transaction Date as a recapitalization of the Company. All share and per share data in the accompanying Financial Statements has been retroactively changed to reflect the substance of this recapitalization.

      As noted in Summary of Significant Accounting Policies - Note 3, the Company is evaluating the impact of the adoption of FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," which established additional accounting and disclosure requirements when an enterprise guarantees the indebtedness of others. Per the discussion above, Moliris has agreed to guarantee all of the HH obligations. Per FIN 45, the enterprise providing the guarantee is required to recognize a liability for the fair value of the guarantee and disclose the information in its interim and annual financial statements. Accordingly, there is a possibility that HH should record the FIN 45 guarantee. The Company is currently evaluating FIN 45 and will determine by December 31, 2003 what impact, if any, on our financial position and results of operations.